Exhibit 10.2

AVINGER, INC.

WAIVER

DECEMBER 11, 2024

Reference is hereby made to that certain Change of Control and Severance Agreement dated as of October 10, 2013 (the “Severance Agreement”) between Avinger, Inc. (the “Company”) and Himanshu Patel (the “Employee”), and that certain Retention Bonus Agreement, dated as of March 9. 2021 (the “Retention Agreement”).

Pursuant to the Severance Agreement, the Company agreed to provide the Employee with certain severance payments, reimbursement for COBRA premiums, accelerated vesting of unvested stock options and restricted stock, extension of the post-termination exercise period for any options and acceleration of any unpaid retention bonus payment in the event of a Change of Control.

Pursuant to the Retention Agreement, the Company agreed to pay the Employee an amount equal to 50% of the Employee’s salary in cash, equity or both, if the Employee remains in good standing in service to the Company as of December 31, 2024 (the “2024 Retention Bonus Payment”).

WHEREAS: in connection with a potential liquidation and distribution, the Company may transfer all of its right, title, interest in, and custody and control of, its property to a liquidating trust or an assignee who will liquidate the property and distribute the proceeds to the Company’s creditors to satisfy its obligations (the “Transfer”) and under Section 3(b) of each of the Severance Agreement, the Transfer may be deemed to be a Change of Control; and

WHEREAS: the Employee desires to waive and forego Employee’s right and interest in the 2024 Retention Bonus Payment.

NOW, THEREFORE, BE IT RESOLVED AND AGREED: that the Employee waives the applicability of Section 3(b) of each of the Severance Agreement as it relates to the Transfer and that the Employee and the Company hereby agree that the Transfer shall not constitute a Change of Control; and

RESOLVED AND AGREED FURTHER: that the Employee hereby waives his rights and interest in the 2024 Retention Bonus Agreement and hereby acknowledges that, as a result, the Employee has no further rights under the Retention Agreement including in connection with a Change in Control as that term is defined the Retention Agreement.

This Waiver is hereby acknowledged and agreed on behalf of the undersigned:

COMPANY:		EMPLOYEE:

AVINGER, INC.

By:	/s/ Jeffrey M. Soinski	/s/ Himanshu Patel
Name:	Jeffrey M. Soinski	Himanshu Patel
Title:	President & CEO

[Signature Page to Waiver]